As  filed  with the Securities and Exchange Commission on January 9, 1987.
                                                   Registration No. 333-______



                    SECURITIES   AND  EXCHANGE   COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                         THE   SECURITIES  ACT  OF 1933

                           TRICO MARINE SERVICES, INC.
           (AND ITS SUBSIDIARIES  IDENTIFIED  IN FOOTNOTE (1) BELOW)
            (Exact name of registrant  as specified in its charter)
Delaware                              4424                    72-1252405
(State or other             (Primary Standard Industrial     (I.R.S. Employer
jurisdiction ofincorporation    Classification Code)         Identification No.)

                            250 North American Court
                            Houma, Louisiana  70363
                                (504) 851-3833
          (Address,   including   zip   code,    and  telephone number,
      including  area  code,  of Registrant's principal executive offices)

                               Victor M. Perez
                  Vice President and Chief Financial Officer
                          Trico Marine Services, Inc.
                      2401 Fountainview Drive, Suite 920
                              Houston, Texas  77057
                                (713) 780-9926
         (Name,  address,  including   zip  code,  and telephone number,
                 including  area  code, of  agent  for service)

                                  Copies to:
                          William B. Masters, Esq.
                    Jones, Walker, Waechter, Poitevent,
                          Carrere & Denegre, L.L.P.
                           201 St. Charles Avenue
                        New Orleans, Louisiana  70170
                              Fax: 504-582-8012

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form  are  being  offered
in  connection  with  the formation  of  a  holding  company  and   there   is
compliance  with  General  Instruction  G, check the following box.  *

                        CALCULATION  OF REGISTRATION FEE
                                             Proposed   Proposed
                                             maximum    maximum       Amount of
Title of each class of        Amount to be   offering   aggregate   registration
securities to be registered    registered    price      offering         fee
                                             per unit   price(2)

8 1/2% Senior Notes Due 2005, $100,000,000     100%   $100,000,000     $29,500
Series D

Senior Guarantees (3)                  --       --         --             --

(1) Trico Marine Assets, Inc., a Delaware corporation (I.R.S. Employer Identification Number 72-1252404), and Trico Marine Operators, Inc, a Louisiana corporation (I.R.S. Employer
    Identification  Number   72-1096124),  each  a  wholly  owned
    subsidiary of the Company,  will  each  be a guarantor of the
    8 1/2%  Senior  Notes  due  2005,  Series  D (collectively,  the
    "Guarantors").
(2) Estimated   solely   for  the  purpose  of  calculating   the
    registration fee.
(3) The 8 1/2% Senior Notes due  2005, Series D are to be guaranteed
    by   the   Guarantors  on  a  senior   basis.   No   separate
    consideration will be paid in respect of the guarantees.

    The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.








PROSPECTUS      Subject to completion, Dated January 9, 1987
                        Offer for all Outstanding
                  8 1/2% Senior Notes Due 2005, Series C
                           in Exchange for
                  8 1/2% Senior Notes Due 2005, Series D
                                  of
                      Trico Marine Services, Inc.

      Trico Marine Services, Inc., a Delaware corporation (the "Company" or "Trico"), and the Guarantors (as defined herein) hereby offer, upon the terms
and   subject  to  the  conditions  set  forth  in  this  Prospectus  and  the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of registered 8 1/2% Senior Notes Due 2005, Series D of the Company (the "New Notes") for each $1,000 principal amount of unregistered 8 1/2% Senior Notes Due 2005, Series C of the Company (the "Old Notes"), of which an aggregate principal amount of $100,000,000 is outstanding. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes are being registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear any legends restricting their transfer and (ii) holders of the New Notes, other than certain broker-dealers, will not be entitled to the rights of holders of Transfer Restricted Securities (as defined herein) under the Registration Rights Agreement (as defined herein). The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined herein) governing the
Old Notes.   The  New  Notes  and  the  Old  Notes  are sometimes collectively referred to herein as the "Notes." See "The Exchange Offer" and "Description of the Notes."

      Interest on the New Notes will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 1998. Interest on the New Notes will accrue from the date of issuance of the Old Notes, November 14, 1997. The New Notes will mature on August 1, 2005. The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, thereon, to the redemption date. Notwithstanding the foregoing, on or prior to August 1, 2001, the Company may redeem the New Notes at its option, in whole or in part, at the Make-Whole Price (as defined herein), plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date. In addition, on or prior to July 17, 2000, the Company may redeem up to 35% of the aggregate principal amount of New Notes at a redemption price of 108.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings (as defined herein), provided that at least $65.0 million aggregate principal amount of New Notes remains outstanding following each such redemption. Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all or any part of each holder's New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase. See "Description of the Notes."

      The New Notes will be general unsecured obligations of the Company, ranking pari passu in right of payment with all other future senior indebtedness of the Company, senior in right of payment to any subordinated indebtedness incurred by the Company in the future and on a parity with the Company's outstanding Series A and B Notes (as defined herein) and the Series E Notes (as defined herein). The New Notes will be effectively subordinated, however, to all future secured obligations of the Company and to all current and future secured obligations of the subsidiaries of the Company, to the extent of the assets securing such obligations. As of September 30, 1997, the Company had $114.0 million in outstanding Indebtedness, which included (i) $4.0 million of indebtedness under the Bank Credit Facility (as defined herein) and (ii) $110.0 million in outstanding Series A and B Notes. On a pro forma basis after giving effect to the issuance of the Old Notes (the "Original Offering"), the Acquisition (as defined herein), the Common Stock Offering (as defined herein) and the Series E Offering (as defined herein), at September 30, 1997, the Company would have had $390.5 million in outstanding Indebtedness, $110.5 million of which would have been secured. The Indenture will permit the Company and its subsidiaries to incur additional indebtedness, including additional secured indebtedness, under certain conditions. See "Risk Factors -- Ranking of the Notes; Effective Subordination" and "Description of the Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The New Notes will be jointly and severally guaranteed by the Company's present principal operating subsidiaries and future Significant Subsidiaries (as defined herein).

     See "Risk Factors" beginning on page 7 for a discussion of certain factors that should be considered in connection with the Exchange Offer and an investment in the New Notes offered hereby.





                   This Prospectus is dated _______, 1998.


THESE  SECURITIES  HAVE NOT BEEN  APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURI-
    TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
       UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESEN-
                TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The Company and the Guarantors will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on _____, 1998, unless extended (as so extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange; however, the Exchange Offer is subject to certain customary conditions. Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. See "The Exchange Offer."

      The Old Notes were sold by the Company on November 14, , 1997 to Jefferies & Company, Inc., Bear, Stearns & Co. Inc. and BancBoston Securities Inc. (collectively, the "Initial Purchasers") in a private transaction not subject to the registration requirements of the Securities Act. The Old Notes were thereupon offered and sold by the Initial Purchasers only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be offered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors under the Registration Rights Agreement entered into with the Initial Purchasers in connection with the offering of the Old Notes. See "The Exchange Offer" and "Description of the Notes -- Registration Rights; Liquidated Damages."

      Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company and the Guarantors believe the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of such holder's business, (ii) the holder is not engaging in and does not intend to engage in a distribution of the New Notes, and (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Guarantors have agreed, for a period of one year after the effective date of the Registration Statement of which this Prospectus forms a part, to make this Prospectus available to any broker-dealer for use in connection with any such resale.

      The Old Notes are eligible for trading in The PORTAL Market. The Company does not intend to list the New Notes on any securities exchange.

      Neither the Company nor the Guarantors will receive any proceeds from the Exchange Offer.


                            AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith files periodic reports, proxy and other information statements with the Commission. All reports, proxy and information statements, and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements regarding registrants, such as the Company, that file electronically with the Commission. The Company's Common Stock is traded on the Nasdaq National Market and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) Current Reports on Form 8-K dated February 15, 1997, August 1, 1997, November 14, 1997 and December 2, 1997 (as amended by the Company's Form 8-K/A dated December 2,
1997) which have been filed by the Company with the Commission pursuant to the Exchange Act, are by this reference incorporated in and made a part of this Prospectus.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents which have been or may be incorporated by reference in this Prospectus, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of any such document should be directed to Trico Marine Services, Inc., Attention: Corporate
Secretary,  2401  Fountainview,  Suite 920, Houston, Texas  77057  (telephone:
(713) 780-9926).


                                    - i -



                                   SUMMARY

      The following is a summary of certain information contained elsewhere in this Prospectus or incorporated by reference herein and does not purport to be complete. Reference is made to, and this Summary is qualified in its entirety by and should be read in conjunction with, the more detailed information contained elsewhere herein or incorporated by reference in this Prospectus. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Prospectus or in the Indenture (as defined herein).

                                 The Company

      Trico is a leading provider of marine support vessels and related services to the oil and gas industry in the U.S. Gulf of Mexico (the "Gulf") and offshore Brazil. The Company is the second largest owner and operator of supply boats in the Gulf and has a total fleet of 82 vessels, including 53 supply boats, 14 crew boats, six lift boats and nine line handling boats. The services provided by Trico's diversified fleet include transportation of drilling materials, supplies and crews to offshore exploration and production facilities and support for the construction, installation, maintenance and removal of those facilities. Trico has focused on providing high quality, responsive service while maintaining a low cost structure. The Company believes the quality of its fleet and the strength of its experienced management team have allowed the Company to develop and maintain long-term customer relationships.

      The Company has pursued an aggressive strategy of growth through selected acquisitions which, together with increased day rates from its existing vessels, has enabled the Company to significantly increase total revenues and achieve strong operating results. Since its initial public offering in May 1996, Trico has completed the acquisition of 37 supply boats at an aggregate cost of $171.5 million. The Company believes that the increased size of its vessel fleet will enable it to take further advantage of the strong worldwide demand for marine support vessels and the resulting high utilization levels and increased vessel day rates. The Company's average supply boat day rate increased to approximately $7,590 during the third quarter of 1997 from $5,018 during the comparable period in 1996.

                  The Original Offering and Use of Proceeds

      On December 1, 1997, Trico acquired approximately 99% of the outstanding shares of Saevik Supply ASA, a publicly-traded Norwegian company ("Saevik Supply"), for approximately $287.5 million in cash (the "Acquisition"). The shares were acquired pursuant to a public bid made by Trico in accordance with the rules of the Oslo Stock Exchange. Saevik Supply is a leading provider of marine support and transportation services to companies engaged in offshore exploration and production of oil and gas in the North Sea and operates the third largest fleet of platform supply vessels ("PSVs") in the North Sea. Saevik Supply's current fleet consists of six large anchor handling, towing and supply vessels ("AHTSs") and ten owned and one managed PSVs. During the nine months ended September 30, 1997, Saevik Supply reported total revenues of NOK
431.9 ($60.6 million) and net income of NOK 193.0 ($27.1) million.

      The Old Notes were sold by the Company on November 14, 1997 to the Initial Purchasers and were thereupon offered and sold by the Initial
Purchasers only to certain qualified buyers. The Company used the net proceeds of the Original Offering (approximately $98.7 million) to fund a portion of the Acquisition. The remaining portion of the purchase price was funded by (i) $68.5 million in borrowings under the Company's revolving credit facility (the "Revolving Credit Facility"), which was amended in connection with the Acquisition to provide a revolving line of credit of up to $150.0 million, and (ii) $125.0 million in term loans (the "Term Loans," and together with the Revolving Credit Facility, the "Bank Credit Facility"). On December 12, 1997, the Company completed a public offering of 4.6 million shares of its common stock (the "Common Stock Offering"). The Company used the net proceeds of the Common Stock Offering, approximately $123.0 million, together with other available funds, to repay the outstanding Term Loans. In December, the Company also completed the private placement (the "Series E Offering") of an additional $70.0 million principal amount of its 8 1/2% Senior Notes due 2005, Series E (the "Series E Notes"), the net proceeds of which were used to repay amounts outstanding under the Revolving Credit Facility.

                              The Exchange Offer

      The Exchange Offer relates to the exchange of up to $100 million aggregate principal amount of New Notes for up to $100 million aggregate principal amount of the Old Notes. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes are being registered under the Securities Act and, therefore, will not bear any legends restricting their transfer and (ii) holders of the New Notes, other than certain broker-dealers, will not be entitled to the rights of holders of Transfer Restricted Securities under the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture. The Old Notes and the New Notes are sometimes referred to collectively herein as the "Notes." See "Description of the Notes."

The Exchange Offer  Pursuant to the Exchange Offer, $1,000 principal amount of
                    New Notes will be issued in exchange for each $1,000 principal amount of Old Notes that are validly tendered and not withdrawn. As of the date hereof, Old Notes representing $100 million aggregate principal amount are outstanding. The terms of the New Notes and the Old Notes are substantially identical.

Resales Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Company and the Guarantors, the Company and the Guarantors believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder or such other person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of such holder's business, (ii) such holder is not engaging in and does not intend to engage in a distribution of the New Notes, and (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of one year after the effective date of the Registration Statement of which this Prospectus is a part, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

                    The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration Date     The Exchange Offer will expire at 5:00 p.m., New York City time,  on  ____, 1998, unless extended, in which case, the term "Expiration Date" shall mean the latest date and time
                    to  which  the  Exchange  Offer  is  extended.   See  "The
                    Exchange   Offer   --  Terms  of  the  Exchange  Offer  --
                    Expiration Date; Extension; Amendments."

Conditions to the
Exchange Offer      The  Exchange  Offer  is   subject  to  certain  customary
                    conditions, certain of which may be waived by the Company.
                    See "The Exchange Offer -- Terms  of the Exchange Offer --
                    Conditions to the Exchange Offer."   The Exchange Offer is
                    not conditioned upon any minimum principal  amount  of Old
                    Notes being tendered.

Procedures for Tendering
Old Notes           Each  holder  of  Old Notes wishing to accept the Exchange
                    Offer  must  complete,   sign   and  date  the  Letter  of
                    Transmittal, or a facsimile thereof,  in  accordance  with the instructions contained herein and therein, and mail or
                    otherwise   deliver   the  Letter  of  Transmittal,  or  a
                    facsimile, together with  the  Old  Notes  and  any  other required  documentation, to the Exchange Agent (as defined herein) at  the address set forth herein and in the Letter
                    of Transmittal.   Persons  holding  Old  Notes through the
                    Depository Trust Company ("DTC") and wishing to accept the Exchange Offer must do so pursuant to DTC's Automated
                    Tender Offer Program, by which each tendering Participant will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of such holder's business, (ii) such holder is not engaging and does not intend to engage in a distribution of such New Notes, (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes, and
                    (iv) such holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company.

Special Procedures for
Beneficial Owners   Any beneficial owner whose Old Notes are registered in the name of  a  broker, dealer, commercial bank, trust company or other nominee  and  who wishes to tender such Old Notes in  the  Exchange  Offer should  contact  such  registered holder promptly and  instruct  such  registered  holder to
                    tender   on  such  beneficial  owner's  behalf.   If  such
                    beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old
                    Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.
                    See "The Exchange Offer -- Terms of  the Exchange Offer --
                    Procedures for Tendering Old Notes."

Guaranteed Delivery
Procedures          Holders of Old Notes who wish to tender  their  Old  Notes and  whose  Old Notes are not immediately available or who cannot deliver  their Old Notes, the Letter of Transmittal
                    or  any  other  documents   required   by  the  Letter  of
                    Transmittal to the Exchange Agent prior  to the Expiration
                    Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange
                    Offer  --  Terms  of  the  Exchange  Offer  --  Guaranteed
                    Delivery Procedures."

Withdrawal          The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer -- Terms of the
                    Exchange Offer -- Withdrawal Rights."

Acceptance of Old Notes
and Delivery of
New Notes           Subject to certain conditions (as described more  fully in
                    "The  Exchange  Offer  --  Terms of the Exchange Offer  --
                    Conditions  to  the  Exchange Offer"),  the  Company  will accept  for exchange any  and  all  Old  Notes  which  are properly  tendered  in  the  Exchange  Offer prior to 5:00
                    p.m., New York City time, on the Expiration Date.  The New
                    Notes  issued  pursuant  to  the  Exchange Offer  will  be
                    delivered  promptly  following the Expiration  Date.   See
                    "The Exchange Offer -- Terms of the Exchange Offer."

Interest on the New Notes
and the Old Notes   Interest on each New Note  will  accrue  from  the date of issuance of the Old Note for which the New Note is exchanged.

Exchange Agent      Texas  Commerce  Bank National Association is  serving  as
                    Exchange Agent in connection with the Exchange Offer. The address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer --
                    Exchange Agent."

Effect of Not TenderingOld Notes that are not tendered  or  that  are tendered but not accepted will, following the completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company will have no further obligation (other than as described in "Description of the Notes -- Registration Rights; Liquidated Damages" with respect to the Shelf Registration Statement (as defined herein)) to provide for the registration under the Securities Act of such Old Notes.

                              Terms of New Notes

Securities Offered  $100.0 million aggregate principal amount of 8 1/2% Senior
                    Notes due 2005, Series D.

Maturity            August 1, 2005

Interest  Payment DatesInterest on the New Notes will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 1998.

Ranking The New Notes will be general unsecured obligations of the Company, ranking pari passu in right of payment with all
                    other  present   or  future  senior  indebtedness  of  the
                    Company, senior in right of payment to all present or future subordinated indebtedness of the Company and on a parity with the Company's outstanding 8 1/2% Senior Notes due 2005, Series A and Series B (the "Series A and B Notes") and the Company's outstanding Series E Notes. The New Notes will be effectively subordinated, however, to all secured obligations of the Company and its subsidiaries, including borrowings under the Bank Credit Facility, to
                    the extent of the assets securing such obligations.   On a
                    pro forma basis giving effect to the Original Offering, the Acquisition, the Common Stock Offering and the Series
                    E Offering, at September  30, 1997, the Company would have
                    had  $390.5  million  outstanding   Indebtedness,   $110.5
                    million  of  which would have been secured.  The Indenture
                    permits  the  Company   and   its  subsidiaries  to  incur
                    additional  indebtedness,  including   additional  secured
                    indebtedness, subject to certain conditions.

Guarantees          The New Notes will be jointly and severally  guaranteed on a  senior  unsecured  basis  by  the  Company's  principal
                    operating     subsidiaries    and    future    Significant
                    Subsidiaries.  See "Description of the Notes -- Subsidiary
                    Guarantees."

Optional Redemption The New Notes will  be  redeemable  at  the  option of the
                    Company, in whole or in part, at any time on or after August 1, 2001, at redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date. Notwithstanding the foregoing, on or prior to August 1, 2001, the Company may redeem the New Notes at its option, in whole or in part, at the Make-Whole Price (as defined herein), plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date. In addition, on or prior to July 17, 2000, the Company may redeem up to 35% of the aggregate principal amount of the New Notes originally issued at a redemption price of 108.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that at least $65.0 million aggregate principal amount of New Notes remains outstanding following each such redemption. See "Description of the Notes -- Optional Redemption."

Change of Control   Upon  the occurrence of a Change of Control,  the  Company will be required to make an offer to repurchase all or any part of  each  holder's New Notes at a price equal to 101%
                    of the principal  amount  thereof, plus accrued and unpaid interest and Liquidated Damages,  if  any, thereon, to the
                    date  of  repurchase.   See  "Risk  Factors  --  Potential
                    Inability to Fund a Change of Control" and "Description of the Notes -- Repurchase at the Option of Holders -- Change of Control."

Certain Covenants   The  indenture  pursuant to which the New  Notes  will  be issued (the "Indenture")  contains certain covenants that, among other things, limits  the ability of the Company and its  subsidiaries  to  incur additional  Indebtedness  (as
                    defined   herein),   pay   dividends    or    make   other
                    distributions,  repurchase  Equity  Interests (as  defined
                    herein)  or  subordinated  indebtedness,   create  certain
                    liens, enter into certain transactions with affiliates, issue or sell capital stock of subsidiaries, engage in sale-and-leaseback transactions, sell assets or enter into certain mergers or consolidations. See "Description of the Notes -- Certain Covenants."

Exchange Offer;
Registration Rights Pursuant to a registration rights agreement by and between the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement"), the Company and the Guarantors have agreed to file the Registration Statement of which this Prospectus forms a part (the "Exchange Offer Registration Statement") with the Commission under the Securities Act with respect to the Exchange Offer. If (a) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or
                    (b) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (i) it is prohibited by law or Commission policy from participating in the Exchange Offer or (ii) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Registration Statement would not be available for such resales, the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. If the Company fails to satisfy these registration obligations, it will be required to pay liquidated damages to the holders of the Old Notes under certain circumstances ("Liquidated Damages"). See "Description of the Notes -- Registration Rights; Liquidated Damages."

 For further information regarding the Notes, see "Description of the Notes."


                               USE OF PROCEEDS

      The Company will not receive any proceeds from the issuance of the New Notes pursuant to this Prospectus.


                                 RISK FACTORS

      For a discussion of certain factors that should be considered in connection with the Exchange Offer and an investment in the New Notes offered hereby, see "Risk Factors."



                                    - 1 -



                                 RISK FACTORS

      In addition to the other information set forth elsewhere in this Prospectus or incorporated by reference herein, the following factors relating to the Company and this Exchange Offer should be considered by prospective investors when evaluating an investment in the New Notes offered hereby.

Substantial Indebtedness

      At September 30, 1997, on the pro forma basis, after giving effect to the Original Offering, the Acquisition, the Common Stock Offering and the Series E Offering, the Company would have had $390.5 million of Indebtedness, $110.5 million of which would have been secured and stockholders' equity of $251.8 million. The Company has significant outstanding Indebtedness and is permitted under the terms of the Notes to incur certain other indebtedness. The Company's level of indebtedness has several important effects on its future operations, including (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired,
(ii) a reduction of funds available to the Company for its operations or for capital expenditures as a result of the dedication of a substantial portion of the Company's cash flow to the payment of principal of and interest on the Company's indebtedness, including indebtedness under the Notes,
(iii) restrictions in the Indenture, the Series A/B Indenture (as defined herein) and the Series E/F Indenture (as defined herein) that limit the Company's ability to borrow additional funds or to dispose of assets, which may affect the Company's flexibility in planning for, and reacting to, changes in its business, including possible acquisition activities, (iv) the possibility of an event of default under the financial and operating covenants contained in the Company's debt instruments, including the Indenture, which, if not cured or waived, could have a material adverse effect on the Company and (v) an inability to adjust to rapidly changing market conditions and consequent vulnerability in the event that a downturn in general economic conditions or its business because of the Company's reduced financial flexibility. Moreover, future acquisitions may require the Company to alter its capitalization significantly. See "Description of the Notes -- Certain Covenants."

      The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to levels of activity in offshore oil and gas exploration, development and production, particularly in the Gulf, general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's future performance will not be adversely affected by such economic conditions and financial, business and other factors. See "Capitalization."

      If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to refinance all or a portion of its existing debt, including the Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on the Company. For example, a default by the Company under the terms of the Indenture could result in a default under the terms of the Bank Credit Facility.

Restrictions Imposed by Terms of the Company's Indebtedness

      The Indenture, the Series A/B Indenture and the Series E/F Indenture restrict, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, or enter into certain transactions with affiliates. In addition, the Bank Credit Facility contains, and future credit facilities may contain, other and more restrictive covenants and prohibits the Company from prepaying other indebtedness (including the Notes) before indebtedness outstanding under the Bank Credit Facility or such other credit facility. As a result of these covenants, the ability of the Company to respond to changes in business and economic conditions and to secure additional financing, if needed, may be significantly restricted, and the Company may be prevented from engaging in transactions that might otherwise be considered beneficial to the Company. See "Description of the Notes -- Certain Covenants." The Bank Credit Facility also requires, and future credit facilities may require, the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet these financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. The breach of any of these covenants could result in a default under the Bank Credit facility or such other credit facility. Upon the occurrence of an event of default under the Bank Credit Facility or such other credit facility, the lenders thereunder could elect to declare all amounts outstanding under such credit facilities, including accrued interest or other obligations to be immediately due and payable. If the Company were unable to repay those amounts, such lenders could proceed against the collateral granted to them to secure that indebtedness. If amounts outstanding under such credit facilities were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and other indebtedness of the Company, including the Notes.

Ranking of the Notes; Effective Subordination

      The Old Notes are, and the New Notes will be, senior unsecured obligations of the Company ranking pari passu with all existing or future senior indebtedness of the Company, including the Series A and B Notes and the Series E Notes. Holders of secured indebtedness of the Company and its subsidiaries, including secured indebtedness under the Bank Credit Facility, however, will have claims with respect to the assets constituting collateral for such indebtedness that are superior to the claims of the holders of the Notes. In the event of a liquidation or insolvency of the Company or if any of its secured indebtedness is accelerated, the secured assets of the Company will be available to pay obligations on the Notes only after the Bank Credit Facility and any other secured indebtedness has been paid in full. Accordingly, the Old Notes are, and the New Notes will be, effectively subordinated to claims of secured creditors of the Company and its Restricted Subsidiaries to the extent of such pledged collateral. At September 30, 1997, after giving pro forma effect to the Original Offering, the Acquisition, the Common Stock Offering and the Series E Offering, the Company and its Restricted Subsidiaries would have had $110.5 million of secured indebtedness that effectively would rank senior to the Notes and the Subsidiary Guarantees (as defined herein) in right of payment, and no other Indebtedness other than the Notes. The Indenture limits the amount of liens securing the Bank Credit Facility to $65 million plus 15% of Consolidated Net Tangible Assets. See "Description of the Notes -- Certain Covenants -- Incurrence of Indebtedness."

Potential Inability to Fund a Change of Control Offer

      Upon a Change of Control (as defined in the Indenture), the Company will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. Certain events involving a Change of Control may result in an event of default under the Bank Credit Facility and may result in an event of default under certain other indebtedness of the Company that may be incurred in the future. An event of default under the Bank Credit Facility or other indebtedness could result in acceleration of such indebtedness, in which case the Notes would be effectively subordinated to the borrowings under the Bank Credit Facility or other secured indebtedness to the extent of any liens securing that debt. There can be no assurance that sufficient funds will be available to the Company at the time of any Change of Control to make any required repurchases of Notes tendered, pay its obligations under the Bank Credit Facility or other indebtedness upon the occurrence of a Change of Control. These provisions may be deemed to have anti-takeover effects and may delay, defer or prevent a merger, tender offer or other takeover attempt. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of the Notes -- Repurchase at Options of Holders."

Fraudulent Transfer Considerations

      Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance law, if the Guarantors, at the time they incurred the Subsidiary Guarantees, (a) incurred such indebtedness with the intent to hinder, delay or defraud creditors, or
(b)(i) received less than reasonably equivalent value or fair consideration and (ii)(A) was insolvent at the time of such incurrence, (B) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (C) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital to carry on its business, or (D) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could void, in whole or in part, the Subsidiary Guarantees or, in the alternative, subordinate the Subsidiary Guarantees to existing and future indebtedness of the Guarantors. Among other things, a legal challenge of the Subsidiary Guarantees issued by any Guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by such Guarantor as a result of the issuance by the Company of the Notes. To the extent the Subsidiary Guarantee was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes would cease to have any claim against such Guarantor and would be creditors solely of the Company and any Guarantor whose Subsidiary Guarantees were not voided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portions of any of the Subsidiary Guarantees.

      The measure of insolvency for purposes of the foregoing would likely vary depending upon the law applied in such case. Generally, however, a Guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as such debts become absolute and matured. The Company believes that, for purposes of the United States Bankruptcy Code and state fraudulent transfer or conveyance laws, the Subsidiary Guarantees were issued, with respect to the Old Notes, and will be issued, with respect to the New Notes, without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that the Guarantors will receive reasonably equivalent value or fair consideration therefor, and that after the issuance of the Subsidiary Guarantees and the application of the net proceeds therefrom, the Guarantors will be solvent, have sufficient capital for carrying on their businesses and will be able to pay their debts as they mature. However, there can be no assurance that a court passing on such issues would agree with the determination of the Company.

The Acquisition

      The Company used the net proceeds from the Original Offering to finance a portion of the Acquisition. The Acquisition involves a number of risks that could adversely affect the Company's operating results, including (i) the diversion of management's attention; (ii) the integration of the operations
and   personnel   of  Saevik  Supply;  (iii)  exposure  to  risk  of  currency fluctuations; (iv) the assumption of potential liabilities, disclosed or undisclosed, associated with Saevik Supply's business; (v) the increase in the overall indebtedness of the Company as a result of the Acquisition; and (vi) the inability to retain key members of Saevik Supply's current management
following the Acquisition.   There  can be no assurance that the operations of
Saevik Supply will be successfully integrated or that such operations will ultimately have a positive impact on the Company, its financial condition or results of operations. See "The Acquisition."

Dependence on Oil and Gas Industry; Market Volatility

      The Company's operations depend on activity in offshore oil and gas exploration, development and production. The level of exploration and development activity has traditionally been volatile as a result of fluctuations in oil or natural gas prices and their uncertainty in the future. A significant or prolonged reduction in oil or natural gas prices in the future would likely depress offshore drilling and development activity and reduce the demand for the Company's marine support services. A substantial reduction of activity in the Gulf and other areas where the Company operates could have a material adverse effect on the Company's financial condition and results of operations.

      Charter rates for marine support vessels also depend on the supply of vessels. Excess vessel capacity in the industry can result primarily from the construction of new vessels and the mobilization of vessels between market areas. The addition of new capacity to the worldwide offshore marine fleet could increase competition in those markets where the Company operates, which, in turn, could have a material adverse effect on the Company's financial condition and results of operations.

Management of Growth

      The Company has rapidly expanded its operations through acquisitions in the past two years. The Acquisition significantly increased the geographic scope of the Company's operations and its overall size. The Company's growth has placed, and is expected to continue to place, substantial demands on the Company's managerial, operational, financial and other resources. Management of this growth will require the Company to continue to invest in its operations, including its financial and management information systems, and to increase its efforts to retain, motivate and effectively manage its employees, all of which may increase the Company's operating expenses. Any failure by the Company to achieve and manage this growth as planned could have a material adverse effect on the Company's business, financial condition and results of operations.

Competition

      The Company's business is highly competitive. Competition in the marine support services industry primarily involves factors such as (i) price, service and reputation of vessel operators and crews, (ii) the availability of vessels of the type and size needed by the customer and (iii) the quality of equipment. Certain of the Company's competitors have significantly greater financial resources than the Company and more experience operating in international areas.

Operating Risks and Insurance

      Marine support vessels are subject to operating risks such as catastrophic marine disaster, adverse weather conditions, mechanical failure, collisions, oil and hazardous substance spills and navigation errors. The occurrence of any of these events may result in damage to or loss of Company vessels and such vessels' tow or cargo or other property and injury to passengers and personnel. Such occurrences may also result in a significant increase in operating costs or liability to third parties. The Company maintains insurance coverage against certain of these risks, which management considers to be customary in the industry. There can be no assurance, however, that the Company's existing insurance coverage can be renewed at commercially reasonable rates or that such coverage will be adequate to cover future claims that may arise.

Government Regulation

      The Company's operations are materially affected by federal, state and local regulation, as well as certain international conventions, private industry organizations and laws and regulations in jurisdictions where the Company's vessels operate and are registered. These regulations govern worker health and safety and the manning, construction and operation of vessels. These organizations establish safety criteria and are authorized to investigate vessel accidents and recommend approved safety standards. The failure to comply with the requirements of any of these laws or the rules or regulations of these agencies and organizations could have a material adverse effect on the Company.

      The Company's operations also are subject to federal, state and local laws and regulations and laws and regulations in jurisdictions where the Company's vessels operate and are registered, which control the discharge of pollutants into the environment and which otherwise relate to environmental protection. Substantial costs may be incurred in complying with such laws and regulations, and noncompliance can subject the Company to substantial liabilities. There can be no assurance that such costs and liabilities will not be incurred. The Company's operations are subject to the Outer Continental Shelf Lands Act, and regulations promulgated thereunder, which regulate the activities of offshore service vessels, require vessel owners and operators to demonstrate financial and operational responsibility and provide for certain limitations on the liability of vessel owners and operators. The Company's operations are also subject to the Clean Water Act, which imposes strict controls against the discharge of oil and other pollutants into surface waters within its jurisdiction. Any hazardous substances transported by the Company are subject to regulation under the Resource Conservation and Recovery Act and the Hazardous Materials Transportation Act. Numerous other environmental laws and regulations also apply to the operations of the Company, and such laws and regulations are subject to frequent change. While the Company's insurance policies provide coverage for accidental occurrence of seepage and pollution or clean-up and containment of the foregoing, pollution and similar environmental risks generally are not fully insurable.

      Among  the  more  significant  of  the  conventions  applicable  to  the
operations of Saevik  Supply  are:   (i) the International Convention for the
Prevention  of  Pollution  of  the  Sea,  1973,   1979   Protocol,   (ii)  the
International Convention on the Safety of Life at Sea, 1974, 1978 and 1981/1983 Protocol, and (iii) the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers.

      Any violation of such laws or regulations could result in significant liability to the Company, and any amendment to such laws or regulations that mandates more stringent compliance standards would likely cause an increase in the Company's vessel maintenance expenses.

Seasonality

      The Company's marine operations are seasonal  and  depend,  in  part, on weather conditions. Historically, the Company has enjoyed its highest utilization rates during the second and third quarters, as mild weather provides favorable conditions for offshore exploration, development and construction in the Gulf. Adverse weather conditions during the winter months generally curtail offshore development operations and can particularly impact lift boat utilization rates. Activity in the North Sea is also subject to delays during periods of adverse weather, but is not affected by seasonality to the extent activity in the Gulf is. Accordingly, the results of any one quarter are not necessarily indicative of annual results or continuing trends.

Age of Fleet

      Because of overcapacity within the marine support services industry on a worldwide basis, there has been no significant construction of supply boats since 1983. As of October 15, 1997, the average age of the Company's vessels (based on the date of construction) was approximately 16 years. The average age of Saevik Supply's fleet is approximately 10 years. Management believes that after a vessel has been in service for approximately 30 years, repair, vessel certification and maintenance costs may become no longer economically
justifiable.   There  can  be no assurance that the Company will  be  able  to maintain its fleet by extending the economic life of existing vessels through major refurbishment or by acquiring new or used vessels.

International Operations

      The Acquisition substantially increased the percentage of the Company's operations conducted in currencies other than the United States dollar. Changes in the value of foreign currencies relative to the United States dollar could adversely affect the Company's results of operations and financial position, and transaction gains and losses could contribute to fluctuations in the Company's results of operations. There can be no assurance that fluctuations in foreign currency rates will not have a material adverse effect on the Company's results of operations.

      The Company's international operations are subject to a number of risks inherent with any business operating in foreign countries. These risks include, among others, political instability, potential vessel seizure, nationalization of assets, currency restrictions and exchange rate fluctuations, import-export quotas and other forms of public and governmental regulation, all of which are beyond the control of the Company. Although it is impossible to predict the nature and the likelihood of any events of these types, if such an event should occur, it could have a material adverse effect on the Company's financial condition and results of operations.

Absence of a Public Market for the Notes

      The New Notes are a new issue of securities for which there currently is no public market. The Company does not intend to list the New Notes on any securities exchange. Although the Initial Purchasers have informed the Company that they intend to make a market in the New Notes, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time at the sole discretion of the Initial Purchasers. If a market develops for the New Notes, there can be no assurance as to the liquidity of such market, the ability of holders to sell their New Notes or the prices at which holders would be able to sell the New Notes. If a market for the New Notes does develop, the New Notes may trade at a discount to their principal amount, depending on prevailing interest rates, the market for similar securities, the performance of the Company, the performance of the oil and gas services industry and other factors. Pursuant to the Registration Rights Agreement, the Company is required to commence the Exchange Offer for the New Notes or file the Shelf Registration Statement covering resales of the New Notes within specified time periods.

Consequences of Failure to Exchange

      Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of Old Notes set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Except as described below in the second paragraph under "The Exchange Offer -- Purpose and Effect," the Company does not anticipate registering the Old Notes under the Securities Act.

Dependence on Key Personnel

      The Company depends on the continued services of Thomas E. Fairley, its President and Chief Executive Officer, Ronald O. Palmer, the Chairman of the Board, Victor M. Perez, its Chief Financial Officer, and other key management personnel. The loss of any of these persons could adversely affect the Company's operations.

Forward-Looking Statements

      This Prospectus includes and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Prospectus or incorporated by reference herein, including without limitation the statements under the captions "Summary," "Risk Factors" and "The Acquisition" and elsewhere herein or incorporated by reference regarding Trico's financial position and liquidity, its strategic alternatives, future capital needs, exploration, development and capital expenditures of the oil and gas industry, business strategies, and other plans and objectives of management of the Company for future operations and activities, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to risks and uncertainties, including the risk factors discussed above, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in law or regulations and other factors, many of which are beyond the control of the Company. Although Trico believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Prospective investors are therefore cautioned that any such statements are not guarantees of future performance and the actual results or developments may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Trico's expectations are disclosed in this Prospectus.

                               THE ACQUISITION

      On October 7, 1997, the Company presented an offer to the board of directors of Saevik Supply to purchase, subject to specified conditions, all of the outstanding shares of Saevik Supply (the "Saevik Shares") for 165 NOK per share, or approximately $290 million (at then prevailing exchange rates) through a public bid conducted in accordance with the rules of the Oslo Stock
Exchange.   Trico's  offer  was  accepted  by  the board of directors of Saevik
Supply on October 7, 1997 with the condition that Saevik Supply's principal office continue to be located in Fosnavag, Norway, and that the branch offices in Kristiansand, Norway and Aberdeen, Scotland remain in operation. In addition, the board of directors of Saevik Supply agreed not to solicit an offer or merger proposal by any third party with respect to Saevik Supply or the Saevik Shares and to notify Trico if any third party approached the board of directors about an offer or merger proposal and to recommend Trico's bid to the stockholders of Saevik Supply. Prior to making its decision to commence its public bid, Trico received the irrevocable agreement of Per Saevik, the Company's founder and chief executive officer, and Ulstein Industrier AS, who together owned 19.18% of the outstanding Saevik Shares, to tender their shares in the public bid, and conducted its due diligence investigation of Saevik Supply.

      Trico commenced its public bid on October 27, 1997, and it expired on November 25, 1997. Trico paid approximately $287.5 million for the Saevik
Shares   that   were   tendered  by  November  25,  1997,  which  amounted  to
approximately 99% of the outstanding Saevik Shares.

      Under Norwegian law, the Company was required to make a mandatory bid to acquire for cash the remaining Saevik Shares. The mandatory bid was made at a price of 165 NOK per share, the minimum required under Norwegian law, and
is  expected to  close  by  January 14, 1998.  If the   Company  acquires all
the  remaining   Saevik  Shares  pursuant  to  the   mandatory
bid, it expects to pay approximately $1.5 million for such shares. If any shares remain outstanding upon completion of the mandatory bid, under Norwegian law, Trico will have the compulsory right to purchase such shares, and the holders of such remaining shares will have the right to require that their shares be redeemed. In the absence of an amicable agreement by the parties as to the value of such shares, Norwegian law would require that the amount be determined in court.

      Trico intends to continue to manage the Saevik Supply fleet utilizing the present operational management of Saevik Supply, all of which have remained with the Company.

      In order to fund the Acquisition and certain related expenses, the Company borrowed $68.5 million under the Revolving Credit Facility and $125.0 million in Term Loans and issued the Old Notes, which yielded approximately $98.7 million in net proceeds. The approximate $123.0 million in net proceeds from the Common Stock Offering, together with other available funds, were used to repay the Term Loans. The approximate $68.6 million in net proceeds of the Series E Offering were used to repay indebtedness under the Revolving Credit Facility.


                               USE OF PROCEEDS

      The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the New Notes. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued.
Accordingly, issuance of the New Notes will not result in any change in capitalization of the Company. The Company used all the net proceeds of the Original Offering (approximately $98.7 million) to finance a portion of the Acquisition. See "The Acquisition."

                                CAPITALIZATION

      The   following   table   sets  forth  (i)  the  consolidated  unaudited
capitalization of the Company as of September 30, 1997, (ii) on a pro forma basis giving effect to the Acquisition as if it occurred on September 30, 1997 and (iii) as adjusted to give effect to the incurrence of long-term debt under the Bank Credit Facility to fund the Acquisition, the Original Offering, the
Common Stock Offering and the Series E Offering.   This table  should  be read
in conjunction with the Company's pro forma consolidated financial statements, consolidated financial statements and respective notes thereto incorporated by reference herein.
                                                         September 30, 1997
                                                         Actual   Pro Forma
                                                                      As
                                                                   Adjusted
                                                      (Dollars in thousands)
Long-term debt, including current maturities:
  8 1/2% Senior Notes due 2005                         $  110,000 $  280,000
  Bank debt                                                 4,000    110,446
                                                       ---------- ----------
Total long-term debt                                      114,000    390,446
                                                       ---------- ----------
Stockholders' equity:
  Preferred stock, $.01 par value per share; 5,000,000
      shares authorized; no shares outstanding               ---        ---
  Common Stock, $.01 par value per share; 40,000,000
   shares authorized; 15,755,598 and 20,355,598
   issued and 15,683,566 and 20,283,566 outstanding(1)        158        204

  Additional paid-in capital                               94,143    217,125
  Retained earnings                                        34,453     34,453
  Treasury stock (72,032 shares)                              (1)        (1)
                                                       ---------- ----------
      Total stockholders' equity                          128,753    251,781
                                                       ---------- ----------
      Total capitalization                              $ 242,753  $ 642,227
                                                       ========== ==========

(1)Excludes an aggregate of 1,494,080 shares of Common Stock issuable as of September 30, 1997 upon exercise of options granted under the Company's stock option plans.

              SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

      The following table sets forth selected consolidated financial and operating data for the dates and periods indicated. The financial information for the two month period ended December 31, 1993 and for each of the years ended December 31, 1994, 1995 and 1996 and as of December 31, 1993, 1994, 1995
and 1996 is derived from the Company's audited consolidated financial statements and notes thereto. The selected consolidated financial data as of September 30, 1996 and 1997 and for the nine month periods then ended are derived from the unaudited consolidated statements of the Company for such periods. In the opinion of management, the unaudited financial statements of the Company reflect all adjustments (consisting of only normal recurring adjustments) necessary for fair presentation of the financial condition and results of operations for these periods. This information should be read in conjunction with the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 incorporated by reference into this Prospectus. The financial information for the year ended December 31, 1992 and the ten month period ended October 28, 1993 reflects operating results for the vessels acquired by the Company from Chrysler Capital Corporation ("Chrysler") in October 1993.


                                       Year ended December 31,
                     ---------------------------------------------------------
                                 Ten
                               months     Two months                                  Nine months
                                ended       ended                                 ended September 30,
                              October 28, December 31,                            ------------------
                     1992(1)   1993(1)     1993(1)     1994     1995     1996      1996      1997(2)
                    --------  --------   ---------   -------- -------- --------   --------  --------
                           (Financial data in thousands, except per share amounts)
Income Statement
Data:
Total revenues      $ 17,988 $ 26,871   $  6,145    $ 29,034 $ 26,698  $ 53,484  $ 32,885   $ 83,879
Direct operating
expenses:
   Direct vessel      13,360   16,511      3,042      17,165   16,988    24,150    16,314     28,388
        operating
        expenses
   General and        1,338    1,412         256       2,057    2,509     3,277     2,224      4,157
   administrative
   Amortization of    1,099    1,176         222       1,490    1,930     2,158     1,432      2,093
   marine inspection
   costs
   Other                367      875          33         764      545       309       211        204
   Revenues less      $1,824   $6,897        ---        ---      ---       ---       ---        ---
   direct operating
   expenses
Depreciation and                             502       2,786    2,740     4,478     2,861      7,995
   amortization
Operating income                           2,090       4,772    1,986    19,112     9,843     41,042
Interest expense                             620       3,767    3,850     2,282     1,710      3,677
Amortization of                               60         344      381       263       217        144
deferred financing
costs
Gain on sale of                              ---         ---     (244)      (59)       (7)      (255)
   assets
Other income, net                            ---         (51)     (32)      (79)      (65)      (134)
Income tax expense                           564         226     (670)    5,814     2,788     13,164
   (benefit)
Extraordinary item,                          ---         ---      ---      (917)     (917)      ---
   net of taxes
Net income (loss)                        $   846    $    486 $ (1,299) $  9,974  $  4,283  $  24,446

Income (loss) per                        $  0.14    $   0.08 $  (0.21) $   0.88  $   0.46  $    1.45
   share before
   extraordinary
   item(3)
Extraordinary item                           ---         ---      ---     (0.07)    (0.08)      ---       ---
   per share(3)
Net income (loss)                        $  0.14    $   0.08 $  (0.21)     0.81      0.38       1.45
per share(3)
Weighted average                           6,040       6,020    6,101    12,381    11,171     16,889
   common shares(3)
Other Financial
Data:
Capital
expenditures:
   Acquisitions                              ---         ---    1,475    71,031    26,062     99,626
   Vessel                                    ---          30    3,474     7,232     2,827     19,281
   construction/
   major upgrades
   Maintenance and                            17       2,141    2,509     3,164     1,594      9,527
   other
Ratios:
Earnings to fixed                           3.1x        1.2x    ---(4)     7.7x      5.1x      10.8x
charges
Pro forma earnings                           ---         ---     ---       1.4x       ---       3.7x
to fixed changes(8)





                                    1993(1)
                            -----------------------
                                 Ten        Two
                               months      months                                 Nine months
                                ended      ended                                     ended
                             October 28, December 31,  Year ended December 31,   September 30,
                                 1993       1993      ------------------------  ---------------
                                ------     ------      1994     1995     1996     1996     1997
Operating Data:
Supply boats:
        Average number of        16.0      16.0        16.0     16.0     21.2     18.2     40.7
               vessels
        Average vessel            85%       90%         77%      78%      94%      93%      85%
               utilization
               rate(5)
        Average vessel day
               rate(6)       $  2,833  $  3,253    $  3,057  $ 3,060  $ 4,917  $ 4,302  $ 7,130
Lift boats:
        Average number of         5.0       5.0         5.0      5.9      6.0      6.0      6.0
        vessels
        Average vessel            70%       57%         57%      45%      67%      66%      71%
        utilization rate(5)
        Average vessel day
        rate(6)              $  4,735  $  4,970    $  5,017  $ 4,656  $ 4,995  $ 4,805  $ 5,705
Crew/line handling boats:(7)
        Average number of        24.0      23.0        22.3     16.8     23.3     22.8     24.0
               vessels
        Average vessel            93%       91%         82%      85%      95%      95%      97%
        utilization rate(5)
        Average vessel day
               rate(6)       $  1,401  $  1,500    $  1,465  $ 1,480  $ 1,579  $ 1,547  $ 1,937




                                                    December 31,
                                      ----------------------------------------     September 30,
                                         1993       1994       1995       1996         1997
                                      ---------   --------   --------  ---------   ------------
                                                   (In thousands)
Balance Sheet Data:
        Working capital (deficit),     $ (2,704)  $ 1,550   $  (844)  $  10,073   $   12,925
               including current
               maturities of long-
               term debt
        Property and equipment, net      45,191    38,508    39,264     119,142      230,038
        Total assets                     55,207    51,419    52,113     143,355      277,757
        Long-term debt                   37,560    35,452    36,780      21,000      114,000
        Stockholders' equity              6,450     7,002     5,712     103,980      128,753


(1) Reflects the historical results of operations of the Company for the two months ended December 31, 1993 and the historical results of operations for the vessels acquired from Chrysler on October 29, 1993, for the ten months ended October 28, 1993 and the year ended December 31, 1992. Accordingly, interest expense, other income, net, income tax expense, depreciation and amortization and net income are not presented for such vessels because such items would be based on Chrysler's historical cost and borrowings and are not relevant to the ongoing results of the Company.

(2) Does not give pro forma effect to any of the acquisitions completed by the Company in 1997, including its acquisition of 11 supply vessels in July 1997.

(3) Share and per share amounts have been adjusted to reflect a 100% stock dividend effective June 9, 1997.

(4) Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $2.0 million.

(5)   Average utilization rates are average rates for all vessels  based  on a
      365-day  year.   Vessels  are  considered  utilized  when they are being
      operated or being mobilized/demobilized under contracts with customers.

(6) Average day rates are the average of revenue per day per vessel under contract.

(7) Average utilization and day rates for all line handling vessels reflect the contract rates for the Company's unconsolidated Brazilian operating company.

(8) The pro forma information gives effect to the Acquisition as if it occurred at the beginning of the period and as adjusted to give effect to the incurrence of long-term debt under the Bank Credit Facility to fund the Acquisition, the Original Offering, the Common Stock Offering and the Series E Offering. This ration should be read in conjunction with the Company's pro forma consolidated financial statements and respective notes thereto incorporated by reference herein.

                                    - 5 -



                              THE EXCHANGE OFFER

Purpose and Effect

      The Old Notes were sold by the Company on November 14, 1997 to the Initial Purchasers in a private transaction not subject to the registration requirements of the Securities Act. The Initial Purchasers offered and sold the Old Notes only (i) to "qualified institutional buyers" (as defined in Rule
144A) in compliance with Rule 144A and (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to their purchase of Old Notes, delivered to the Initial Purchasers a letter containing certain representations and agreements. In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires that the Company and the Guarantors conduct the Exchange Offer. The Registration Rights Agreement further provides that the Company and the Guarantors must use their reasonable best efforts to (i) cause the Exchange Offer Registration Statement to be declared effective on or before the 120th day after the date on which the Old Notes were originally issued under the Indenture (the "Closing Date") and (ii) consummate the Exchange Offer on or before the 180th day after the Closing Date. Except as provided below, upon the completion of the Exchange Offer, the Company's obligation with respect to the registration of the Old Notes and the New Notes will terminate. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference thereto. Copies of the Registration Rights Agreement are available as set forth under "Description of the Notes -- Additional Information." As a result of the filing and the effectiveness of the Exchange Offer Registration Statement, certain Liquidated Damages provided for in the Registration Rights Agreement will not become payable by the Company. Following the completion of the Exchange Offer (except as set forth in the paragraph immediately below), certain holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon completion of the Exchange Offer.

      In order to participate in the Exchange Offer, a holder must represent to the Company, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, (ii) such holder is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes and (iv) such holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Pursuant to the Registration Rights Agreement, the Company is required to file a Shelf Registration Statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes (and cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented and amended for prescribed periods) if
(i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, or
(ii) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer (A) that such holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement would not be available for such resale by such holder. Other than as set forth in this paragraph, no holder will have the right to participate in the Shelf Registration Statement nor otherwise to require that the Company register such holder's shares of Old Notes under the Securities Act. See "Description of the Notes -- Registration Rights; Liquidated Damages."

      The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Company and the Guarantors, the Company and the Guarantors believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder or such other person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of such holder's business, (ii) such holder is not engaging in and does not intend to engage in a distribution of the New Notes, and (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretation by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of these New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of one year after the effective date of the Exchange Offer Registration Statement, it will make the Prospectus available to any broker-dealer for use in connection with any such resale.

      The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on whether to participate in the Exchange Offer.

Consequences of Failure to Exchange

      Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and interest thereon will continue to accrue. Following the completion of the Exchange Offer (except as set forth above in the second paragraph under "-- Purpose and Effect"), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the Exchange Offer if the holder does not participate in the Exchange Offer.

Terms of the Exchange Offer

     General

      Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

      The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes are being registered under the Securities Act and, therefore, will not bear legends restricting their transfer and (ii) holders of the New Notes, other than certain broker-dealers, will not be entitled to the rights of holders of the Transfer Restricted Securities under the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes, will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued and will be treated as a single class thereunder with any Old Notes that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principle amount of Old Notes being tendered for exchange.

      As of December 30, 1997, the Old Notes representing $100,000,000 aggregate principal amount were outstanding and there were three registered holders. This Prospectus, together with the Letter of Transmittal, is being sent to such registered holders and to others believed to have beneficial interests in the Old Notes. Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

      As of the date of this Prospectus, $100.0 million aggregate principal amount of Old Notes are issued and outstanding. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be eligible for trading in The PORTAL Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A.

      The Company will be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company and delivering the New Notes to such holders. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

      Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

     Expiration Date; Extensions; Amendments

      The term "Expiration Date" shall mean 5:00 p.m., New York City time, on _____, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Company will notify the Exchange Agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Notes for Old Notes will be the first Nasdaq National Market ("NNM") trading day following the Expiration Date.

      The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth under "The Exchange Offer -- Conditions to Exchange Offer" have not been satisfied and have not been waived by the Company, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in any manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

     Interest on the New Notes

      The New Notes will bear interest payable semi-annually on February 1 and August 1 of each year, commencing February 1, 1998. Holders of New Notes of record on January 15, 1998 will receive interest on February 1, 1998 from the date of issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, November 14, 1997, to the date of exchange thereof. Consequently, assuming the Exchange Offer is consummated prior to the record date in respect of the February 1, 1998 interest payment for the Old Notes, holders who exchange their Old Notes for New Notes will receive the same interest payment on February 1, 1998 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

     Procedures for Tendering Old Notes

      The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. A holder of the Old Notes may tender such Old Notes by (i) properly completing, signing and dating a Letter of Transmittal or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with any corresponding certificate or certificates representing the Old Notes being tendered (if in certificated form) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below), or (ii) complying with the guaranteed delivery procedures described below.

      If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in DTC (also referred to as a book-entry facility) whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution that is a member of or a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution"). If the New Notes or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

      THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. ONLY HOLDERS OF OLD NOTES MAY TENDER SUCH OLD NOTES IN THE EXCHANGE OFFER. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

      Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      The Company understands that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Notes. The Company further understands that the Exchange Agent will request, within two business days after the date the Exchange Offer commences, that DTC establish an account with respect to the Old Notes for the purpose of facilitating the Exchange Offer, and any participant may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the
Exchange Agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange of the Old Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next sentence), and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Old Notes which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

      A  tender  will  be  deemed  to  have  been received as of the date when
(i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect by an Eligible Institution will be made only against submission of a duly signed Letter of Transmittal (and any other required documents) and deposit of the tendered Old Notes.

      All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

      In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

      In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at DTC, a properly completed and duly executed Letter of Transmittal (or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

      Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     Guaranteed Delivery Procedures

      If the holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office, on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the name(s) in which the Old Notes are registered and the certificate number(s) of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that, within three NNM trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, such Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     Terms and Conditions of the Letter of Transmittal

      The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

      Each holder who participates in the Exchange Offer will be required to represent that any New Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the New Notes, and that such holder is not an affiliate of the Company.

      Old Notes tendered in exchange for New Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent, with the Letter of Transmittal and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. Each holder tendering the Old Notes for exchange sells, assigns and transfers the Old Notes to the Exchange Agent, as agent of the Company, and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Old Notes and to acquire the New Notes issuable upon the exchange of such tendered Old Notes, that the Exchange Agent, as agent of the Company, will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of the Company. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

     Withdrawal Rights

      Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date unless previously accepted for exchange.

      To withdraw a tender of Old Notes in the Exchange Offer, a written, facsimile or (for DTC participation) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) contain a statement that such holder is withdrawing its election to have such Old Notes exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes in the name of the person withdrawing the tender, and (v) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly returned. Any Old Notes which have been tendered but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures (described above) under "-- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

     Conditions to the Exchange Offer

      Notwithstanding any other provision of the Exchange Offer, the Company will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, the Company determines that the Exchange Offer violates applicable law or Commission policy.

      If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period. Holders of Old Notes will have certain rights against the Company under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See "Description of the Notes -- Registration Rights; Liquidated Damages."

      The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

      In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for, any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part of the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

      Texas Commerce Bank National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                        For Information by Telephone:
                                (214) 672-5125
                                      or
                                (800) 275-2048

 By Registered or Certified Mail:        By   Hand   or   Overnight   Delivery
Service:
Texas Commerce Bank National           Texas Commerce Bank National Association
Association
      Corporate Trust Services                  Corporate Trust Services
           P. O. Box 2320                     1201 Main Street, 18th Floor
     Dallas, Texas   75221-2320                  Dallas, Texas   75202
         Attn: Frank Ivins                         Attn: Frank Ivins

         By Facsimile Transmission (for Eligible Institutions only):
                                (214) 672-5746

                           (Facsimile Confirmation)
                                (214) 672-5125
                                      or
                                (800) 275-2048

Fees and Expenses

      The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telecopy, telephone or in person by officers and regular employees of the Company. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

      The estimated cash expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent, accounting, legal and related fees and expenses, will be paid by the Company.


                           DESCRIPTION OF THE NOTES

General

      The Old Notes were issued pursuant to an Indenture dated November 14, 1997 between the Company, the initial Guarantors (as defined below) and Texas Commerce Bank National Association, as trustee (the "Trustee"), the terms of which are substantially identical to those of the Series A/B Indenture and the Series E/F Indenture. The New Notes will be issued under the Indenture, which will be qualified under the Trust Indenture Act, upon the effectiveness of the Registration Statement of which this Prospectus forms a part. The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes will be subject to all such terms, and prospective investors are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete. Copies of the Indenture and the Registration Rights Agreement are available as set forth under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." As used in this "Description of the Notes," the "Company" means Trico Marine Services, Inc., but not any of its subsidiaries.

      The Notes will be general unsecured obligations of the Company, ranking pari passu in right of payment with all other future senior borrowings of the Company and senior in right of payment to any subordinated indebtedness incurred by the Company in the future and on a parity with the Company's outstanding Series A and B Notes and the Series E Notes. The Notes will be effectively subordinated, however, to all future secured obligations of the Company to the extent of the assets securing such obligations and to all current and future obligations of the Subsidiaries of the Company that are not Guarantors. On a pro forma basis giving effect to the Original Offering, the Acquisition, the Common Stock Offering and the Series E Offering, at September 30, 1997, the Company would have had $390.5 million in outstanding Indebtedness, $110.5 million of which would have been secured. The Indenture permits the Company and its Subsidiaries to incur additional indebtedness, including additional secured indebtedness, under certain circumstances. See "Risk Factors--Substantial Indebtedness," "Capitalization" and "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

      Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

      As of the date of the Indenture, all of the Company's principal operating Subsidiaries are Restricted Subsidiaries. Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

Principal, Maturity and Interest

      The Notes will be limited in aggregate principal amount to $100.0 million and will mature on August 1, 2005. Interest on the Notes will accrue at the rate of 8.50% per annum and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 1998, to holders of record on the immediately preceding January 15 and July 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of the Old Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to holders of the Notes at their respective addresses set forth in the register of holders; provided, however, that all payments with respect to Notes the holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

Subsidiary Guarantees

      The Company's payment obligations under the Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's present and future Significant Subsidiaries ("Guarantors"). The obligations of each Guarantor under its Subsidiary Guarantee will be a general unsecured obligation of such Guarantor, ranking pari passu in right of payment with all other current or future senior borrowings of such Guarantor, including borrowings under the Credit Facility, and senior in right of payment to any subordinated indebtedness, if any, incurred by such Guarantor in the future. The Guarantors will be effectively subordinated, however, to all current and future secured obligations of the Guarantors, including borrowings under the Credit Facility.

      The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall execute a Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (iv) the Company would be permitted by virtue of the Company's pro forma Consolidated Interest Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the covenant described below the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

      The Indenture provides that, in the event of a sale or other disposition (including by way of merger or consolidation) of all of the assets or Capital Stock of any Guarantor, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at the Option of Holders--Asset Sales." In addition, the Indenture provides that, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

Optional Redemption

      The Notes will not be redeemable at the Company's option prior to August 1, 2001. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year                                                          Percentage
2001                                                            104.250%
2002                                                            102.834%
2003                                                            101.417%
2004 and thereafter                                             100.000%

      Notwithstanding the foregoing, the Company may at any time prior to August 1, 2001, at its option, redeem the Notes, in whole or in part, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date. In addition, on or prior to July 17, 2000, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price of 108.5 % of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that (a) at least $65.0 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 60 days of the date of the closing of each such Qualified Equity Offering.

Selection and Notice

      If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

      Except as set forth below under "--Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

     Change of Control

      The Indenture provides that, upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company will mail a notice to each holder of Notes and the Trustee describing the transaction that constitutes the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control.

      On or before the Change of Control Payment Date, the Company will, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that could affect the Company's capital structure or the value of the Notes, but that would not constitute a Change of Control. The occurrence of a Change of Control may result in a default under the Credit Facility and give the lenders thereunder the right to require the Company to repay all outstanding obligations thereunder. The Company's ability to repurchase Notes following a Change of Control may also be limited by the Company's then existing financial resources.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      A "Change of Control" will be deemed to have occurred upon the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, (b) the adoption of a plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company or (d) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (i) the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Company immediately following the consummation of such transaction and (ii) immediately following the consummation of such transaction, no "person" (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company. For purposes of this definition, a time charter of vessels to customers in the ordinary course of business shall not be deemed to be a "lease" under clause (a) above.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the Series A/B Issue Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

     Asset Sales

      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds to (a) permanently repay the principal of any secured Indebtedness (to the extent of the fair value of the assets securing such Indebtedness, as determined by the Board of Directors) or (b) to acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Productive Assets. (Any such Net Proceeds that are applied to the acquisition of Productive Assets pursuant to any binding agreement to construct any new marine vessel useful in the business of the Company or any of its Restricted Subsidiaries shall be deemed to have been applied for such purpose within such 365-day period so long as they are so applied within 18 months of the effective date of such agreement but no later than two years after the date of receipt of such Net Proceeds.) Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under the Credit Facility, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

      When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount that the Company is required to repurchase, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. For purposes of this paragraph only, any reference herein to "Notes" shall be deemed to include the Old Notes, the New Notes, and notes issued under the Series A/B Indenture and Series E/F Indenture, respectively.

Certain Covenants

     Restricted Payments

      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (b) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or
(d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

      (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

      (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

      (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Series A/B Issue Date (excluding Restricted Payments permitted by clauses (b), (c),(d) and (f), but including, without duplication, Restricted Payments permitted by clauses (a) and (e), of the next succeeding paragraph), is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Series A/B Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than any such Equity Interests or Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the Series A/B Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus (D) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair market value of the Company's Investments in such Restricted Subsidiary and (2) the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary, plus (E) $5.0 million.

      The foregoing provisions will not prohibit any of the following (a) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with the provisions of the Indenture, the Series A/B Indenture and the Series E/F Indenture; (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph; (c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness; (d) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any of its Wholly Owned Restricted Subsidiaries; (e) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any employee of the Company's or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any calendar year; and (f) the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations.

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (a) the net book value of such Investments at the time of such designation and (b) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in the manner contemplated by the definition of the term "fair market value," and the results of such determination shall be evidenced by an Officers' Certificate delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

     Incurrence of Indebtedness and Issuance of Preferred Stock

      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" or an "incurrence") any Indebtedness and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness, and the Company may issue Disqualified Stock, if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred at the beginning of such four-quarter period.

      The foregoing provisions will not apply to:

            (a) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $65.0 million, plus any fees, premiums, expenses (including costs of collection), indemnities and similar amounts payable in connection with such Indebtedness, and less any amounts repaid permanently in accordance with the covenant described under the caption "--Repurchase at the Option of Holders-- Asset Sales";

            (b) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

            (c) the incurrence by the Company and its Restricted Subsidiaries of Hedging Obligations;

            (d) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes, the Subsidiary Guarantees, the Indenture, the Series A and B Notes, the Series A/B Subsidiary Guarantees, the Series A/B Indenture the Series E Notes, the Series E Subsidiary Guarantees and the Series E/F Indenture;

            (e) the incurrence of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries, provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

            (f) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed); and

            (g) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Indenture to be incurred (other than pursuant to clause (a) or (e) of this covenant).

      In the event that the incurrence of any Indebtedness would be permitted by the first paragraph set forth above or one or more of the provisions set forth in the second paragraph above, the Company may designate (in the form of an Officers' Certificate delivered to the Trustee) the particular provision of the Indenture pursuant to which it is incurring such Indebtedness.

     Liens

      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees.

     Sale-and-Leaseback Transactions

      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transactions; provided, however, that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if
(i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described under the caption "--Liens," (ii) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale-and-leaseback transaction and (iii) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

      Issuances  and  Sales  of  Capital  Stock  of  Wholly  Owned  Restricted
Subsidiaries

      The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase At Option Of Holders--Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company; except, in the case of both clauses (i) and (ii) above, with respect to (1) dispositions or issuances by a Wholly Owned Restricted Subsidiary of the Company as contemplated in clauses (a) and (b) of the definition of "Wholly Owned Restricted Subsidiary" or (2) other dispositions or issuances of up to 35% of the outstanding Capital Stock of a Wholly Owned Restricted
Subsidiary of the Company, provided that, after giving pro forma effect thereto, the Investment of the Company and its Wholly Owned Restricted Subsidiaries in all Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries of the Company, determined on a consolidated basis in accordance with GAAP, does not exceed 15% of Consolidated Net Tangible Assets of the Company.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or
(c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (1) the Credit Facility or Existing Indebtedness, each as in effect on the Series A/B Issue Date, (2) the Indenture, the Notes, the Series A/B Indenture, the Series A and B Notes, the Series E/F Indenture and the Series E Notes, (3) applicable law, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (7) customary provisions in bona fide contracts for the sale of property or assets or (8) Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (1) and (2) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

     Merger, Consolidation, or Sale of Assets

      The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists and (d) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     Transaction with Affiliates

      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary, and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, other than any such transactions with a joint venture engaged in the business of providing marine support vessels and related services to the oil and gas industry (or a business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors), an opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company; provided, however, that the following shall be deemed not to be Affiliate Transactions: (A) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; (B) transactions between or among the Company and its Restricted Subsidiaries; (C) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture; (D) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $500,000 outstanding at any one time; (E) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions; and (F) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate.

     Additional Subsidiary Guarantees

      The Indenture provides that (a) if the Company or any of its Restricted Subsidiaries shall, after the Series A/B Issue Date, acquire or create another Significant Subsidiary, or (b) if, after such date, a Restricted Subsidiary shall provide a guarantee under the Credit Facility or incur any Funded Indebtedness, then such newly acquired or created Significant Subsidiary or such Subsidiary described in clause (b) above, as the case may be, shall execute a Subsidiary Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture.

     Reports

      Whether or not the Company is required to do so by the rules and regulations of the Commission, the Company will file with the Commission (unless the Commission will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the Commission, furnish to the holders of the Notes (a) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (b) all current reports that would be required to be filed with the Commission of Form 8-K if the Company were required to file such reports. In addition, the Company and the Guarantors will furnish to the holders of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

      The Indenture provides that each of the following constitutes an Event of Default: (a) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (b) default in payment when due of the principal of or premium, if any, on the Notes; (c) failure by the Company to comply with the provisions described under the caption "--Repurchase at the Option of Holders" or "--Certain Covenants--Merger, Consolidation, or Sale of Assets"; (d) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists or is created after the Series A/B Issue Date, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grade period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason and (h) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor.

      If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company any Guarantor, all outstanding Notes will become due and payable without further action or notice. The holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Liquidated Damages that have become due solely because of the acceleration) have been cured or waived. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

      The holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or interest or Liquidated Damages on the Notes.

      The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No  director,  officer, employee, incorporator  or  stockholder  of  the
Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

      The Company may, at its option and at any time, elect to have all of the obligations of itself and the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain event (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date, (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Series A/B Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

      A holder of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

      The registered holder of a Note will be treated as the owner of it for all purposes, and all references to "holders" in this "Description of the Notes" are to registered holders unless otherwise indicated.

Amendment and Waiver

      Except as provided below, the Indenture or the Notes may be amended with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

      Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (a) reduce the principal amount of Notes whose holders must consent to an amendment or waiver, (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "- -Repurchase at the Option of Holders"), (c) reduce the rate of or change the time for payment of interest on any Note, (d) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (e) make any Note payable in money other than that stated in the Notes, (f) make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages on the Notes (except as permitted in clause (g) hereof), (g) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"), (h) alter the ranking of the Notes relative to other Indebtedness of the Company or (i) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to secure the Notes pursuant to the requirements of the "Liens" covenant, to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Concerning the Trustee

      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

      The Indenture, the Notes and the Subsidiary Guarantees provide that they are governed by the laws of the State of New York.

Additional Information

      Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Trico Marine Services, Inc., 2401 Fountainview, Suite 920, Houston, Texas 77057, Attention:
Corporate Secretary.

Form, Denomination and Registration

     Global Notes; Book Entry Form

      Except as set forth in the next paragraph, the Notes will be evidenced initially by one or more global notes (the "Global Note") which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as DTC's nominee. Except as set forth below, record ownership of the Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

      Notes (i) originally purchased by or transferred to "foreign purchasers" or Institutional Accredited Investors who are not Qualified Institutional Buyers or (ii) held by Qualified Institutional Buyers who elect to take physical delivery of their certificates instead of holding their interests through the Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered certificated form ("Certificated Notes"). Upon the transfer to a Qualified Institutional Buyer of any Certificated Note initially issued to a Non-Global Purchaser, such Certificated Note will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Notes as described below, be exchanged for an interest in the Global Note.

      Owners of beneficial interests in the Global Note may hold their interests in the Global Note directly through DTC if such person is a participant in DTC or indirectly through organizations that are participants in DTC (the "Participants"). Persons who are not Participants may beneficially own interests in the Global Note held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of the Global Note, Cede & Co. for all purposes will be considered the sole holder of the Global Note. Owners of beneficial interests in the Global Note will be entitled to have certificates registered in their names and to receive physical delivery of Certificated Notes.

      Payment of principal of and premium, interest and Liquidated Damages, if any, on the Global Note will be made to Cede & Co., the nominee for DTC, as registered owner of the Global Note, by wire transfer of immediately available funds on the applicable payment date. Neither of the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

      The Company has been informed by DTC that, with respect to any payment of principal of, or premium, interest or Liquidated Damages, if any, on the Global Note, DTC's practice is to credit Participants' accounts on the applicable payment date, with payments in amounts proportionate to their respective beneficial interests in the Notes represented by the Global Note as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in the Notes represented by the Global Note held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

      Transfers between Participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks and other parties, the ability of a person having a beneficial interest in the Notes represented by the Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

      Neither the Company nor the Transfer Agent will have responsibility for the performance of DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including, without limitation, the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited, and only in respect of the Notes represented by the Global Note as to which such Participant or Participants has or have given such direction.

      DTC has also advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchasers. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause Certificated Notes to be issued in exchange for the Global Notes.

     Certificated Notes

      Investors in the Notes may request that Certificated Notes be issued in exchange for Notes represented by the Global Note. Furthermore, Certificated Notes may be issued in exchange for Notes represented by the Global Note if no successor depositary is appointed by the Company as set forth above.

Registration Rights; Liquidated Damages

      Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file the Exchange Offer Registration Statement with the Commission with respect to the Exchange Offer. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Old Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Old Notes for New Notes. If
(a) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (b) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (i) it is prohibited by law or Commission policy from participating in the Exchange Offer or (ii) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not available for such resales, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (A) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (B) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer
Registration Statement, (C) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (D) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act.

      The Registration Rights Agreement provides that (a) the Company will file the Exchange Offer Registration Statement with the Commission on or prior to 60 days after the date on which the Old Notes are originally issued under the Indenture (the "Closing Date"), (b) the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date,
(c) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its reasonable best efforts to issue, on or prior to 180 days after the Closing Date, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (d) if obligated to file the Shelf Registration Statement, the Company will use its reasonable best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (i) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (iii) the Company fails to consummate the Exchange Offer within 180 days of the Closing Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company will pay Liquidated Damages to each holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such holder. The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.20 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages with respect to Transfer Restricted Securities will be paid by the Company on each Damages Payment Date (as defined in the Registration Rights Agreement) to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

      Holders of Old Notes will be required to make certain customary representations to the Company in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

Certain Definitions

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "Affiliate" of any specified Person means an "affiliate" of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

      "Asset Sale" means (a) the sale, lease, conveyance or other disposition (a "disposition") of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding disposition in the ordinary course of business (provided that the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders--Change of Control" and the provisions described above under the caption "--Certain Covenants--Merger, Consolidation, or Sale of Assets" and not by the provisions of the Asset Sales covenant), (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, and (c) any Event of Loss, whether, in the case of clause (a), (b) or (c), in a single transaction or a series of related transactions, provided that such transaction or series of transactions (i) has a fair market value in excess of $1.0 million or (ii) results in the payment of net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following transactions will be deemed not to be Asset Sales: (A) a disposition of obsolete or excess equipment or other assets; (B) a disposition of assets by the Company to a Wholly Owned
Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (C) a disposition of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (D) a Permitted Investment or Restricted Payment that is permitted by the Indenture; (E) a disposition of assets by the Company or any of its Restricted Subsidiaries to a Person that is an Affiliate of the Company or such Restricted Subsidiary and is engaged in the business of providing marine support vessels and related services to the oil and gas industry (or a business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors), which Person is an Affiliate solely because the Company or such Restricted Subsidiary has an Investment in such Person, provided that such transaction complies with the covenant described under the caption "--Certain Covenants-- Transactions with Affiliates"; (F) any charter or lease of any equipment or other assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such charter or lease that provides for the acquisition of such assets by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such assets occurs and (G) any trade or exchange by the Company or any Restricted Subsidiary of equipment or other assets for equipment or other assets owned or held by another Person, provided that the fair market value of the assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the fair market value of the assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary. The fair market value of any non-cash proceeds of a disposition of assets and of any assets referred to in the foregoing clause (G) of this definition shall be determined in the manner contemplated in the definition of the term "fair market value," the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee.

      "Attributable Indebtedness" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (a) in the case of a corporation, corporate stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and
(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Service and in each case maturing within 270 days after the date of acquisition, (f) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (c) above, provided all such deposits do not exceed $2.0 million in the aggregate at any one time, and (g) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (e).

      "Common Stock" means the Common Stock of the Company, par value $.01 per share.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period, (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, (c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries and (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four-quarter reference period: (a) any incurrence, assumption, guarantee or redemption by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"); (b) any acquisition that has been made by the Company or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (in which case Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income); and (c) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X as in effect from time to time; provided further, however, that (i) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and
(ii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

      "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs) and (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (d) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Tangible Assets" means, with respect to any person as of any date, the sum of the amounts that would appear on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries as the total assets of such Person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and after deducting therefrom, (a) to the extent otherwise included, unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses and other intangible items, and (b) the aggregate amount of liabilities of the Company and its Restricted Subsidiaries which may be properly classified as current liabilities (including tax accrued as estimated), determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus
(b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Series A/B Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (ii) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and (iii) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case determined in accordance with GAAP.

      "Credit Facility" means that certain Revolving Credit Agreement, dated as of July 26, 1996, as amended, by and among the Company, its Subsidiaries named therein, BankBoston, N.A., Hibernia National Bank and First National Bank of Commerce, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, supplemented, extended, renewed, replaced, refinanced or restructured from time to time, whether by the same or any other agent or agents, lender or group of lenders, whether represented by one or more agreements and whether one or more Subsidiaries are added or removed as borrowers or guarantors thereunder or as parties thereto.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Indenture described under the caption "Repurchase at the Option of Holders--Change of Control" or "Repurchase at the Option of Holders--Asset Sales," as the case may be.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Event of Loss" means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (b) the confiscation, condemnation or requisition of title to such property or asset by any government or instrumentality or agency thereof. An Event of Loss shall be deemed to occur as of the date of the insurance settlement, confiscation, condemnation or requisition of title, as applicable.

      "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the Series A/B Issue Date, until such amounts are repaid.

      The term "fair market value" means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, as determined in good faith by the Board of Directors of the Company, or, with respect to any asset or Investment in excess of $5.0 million (other than cash or Cash Equivalents), as determined by a reputable appraisal firm that is, in the judgment of such Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

      "Funded Indebtedness" means any Indebtedness for money borrowed that by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence of such Indebtedness.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

      "Hedging Obligations" means, with respect to any person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (c) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates, in each case to the extent such obligations are incurred in the ordinary course of business of such Person.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments: (i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (ii) Hedging Obligations and (iii) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).

      "Make Whole Amount" with respect to a Note means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on August 1, 2001, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the outstanding principal amount of such Note. "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market date) most nearly equal to the then remaining maturity of the Notes assuming redemption of the Notes on August 1, 2001; provided, however, that if the Make-Whole Average Life of such Note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and August 1, 2001.

      "Make-Whole Price" with respect to a Note means the greater of (i) the sum of the outstanding principal amount and Make-Whole Amount of such Note, and (ii) the redemption price of such Note on August 1, 2001, determined pursuant to the Indenture (104.250% of the principal amount).

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication) (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such assets for sale) and any relocation expenses incurred as a result thereof, (b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than under the Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

      "Non-Recourse Debt" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (ii) constitutes the lender, (b) no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, except to the extent of any Indebtedness incurred by the Company or any of its Restricted Subsidiaries in accordance with clause (a)(i) above.

      "Pari Passu Indebtedness" means, with respect to any Net Proceeds from Assets Sales, Indebtedness of the Company and its Restricted Subsidiaries the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to repurchase such Indebtedness.

      "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company, (b) any Investment in Cash Equivalents, (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company, (d) any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders-- Asset Sales" or (ii) a disposition of assets that does not constitute an Asset Sale and (e) Investments in a Person engaged principally in the business of providing marine support vessels and related services to the oil and gas industry or businesses reasonably complementary or related thereto provided that the aggregate amount of such Investments pursuant to this clause (e) in Persons that are not Restricted Subsidiaries or the Company shall not exceed $20.0 million at any one time.

      "Permitted Liens" means (a) Liens securing Indebtedness incurred pursuant to clause (a) of the second paragraph of the covenant entitled "-- Incurrence of Indebtedness and Issuance of Preferred Stock" plus additional Indebtedness under the Credit Facility not to exceed an amount equal to 15% of Consolidated Net Tangible Assets, (b) Liens in favor of the Company and its Restricted Subsidiaries, (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such merger or consolidation and do not extend to any property other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries, (d) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such acquisition and do not extend to any other property, (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred in the ordinary course of business, (f) Liens securing Hedging Obligations, (g) Liens existing on the Series A/B Issue Date, (h) Liens securing Non-Recourse Debt, (i) any interest or title of a lessor under a Capital Lease Obligation or an operating lease, (j) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business, (k) Liens on real or personal property or assets of the Company or a Restricted Subsidiary thereof to secure Indebtedness incurred for the purpose of (i) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 120 days after, the acquisition of such property or assets or (ii) financing all or any part of the cost of construction of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds), (l) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clause (k) above, and (m) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (1) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (2) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the
Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee to at least the same extent.

      "Productive Assets" means vessels or other assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in the business of providing marine support vessels and related services to the oil and gas industry (or any business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

      "Qualified Equity Offering" means (a) any sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to an underwritten offering registered under the Securities Act or (b) any sale of Equity Interests (other than Disqualified Stock) of the Company so long as, at the time of consummation of such sale, the Company has a class of common equity securities registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

      "Series A/B Indenture" means the Indenture dated as of July 21, 1997 among the Company, the Subsidiary Guarantors thereto and Texas Commerce Bank National Association, as Trustee, providing for the issuance of the Series A and B Notes in the aggregate principal amount of $110,000,000, as such may be amended and supplemented from time to time.

      "Series A/B Issue Date" means the date on which the Series A and B Notes were originally issued under the Series A/B Indenture.

      "Series A and B Notes" means the Company's 8 1/2% Senior Notes due August 1, 2005 issued pursuant to the Series A/B Indenture, as such may be amended or supplemented from time to time.

      "Series A/B Subsidiary Guarantees" means those subsidiary guarantees of the Series A and B Notes issued pursuant to the Series A/B Indenture.

      "Series E/F Indenture" means the Indenture dated December 24, 1997 among the Company, the Subsidiary Guarantors thereto and Texas Commerce Bank National Association, as Trustee, providing for the issuance of the Series E Notes in an aggregate principal amount of $70.0 million, as such may be amended and supplemented from time to time.

      "Series E Subsidiary Guarantees" means those subsidiary guarantees of the Series E Notes issued pursuant to the Series E/F Indenture.

      "Significant Subsidiary" means (a) any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Series A/B Issue Date, (b) any other Restricted Subsidiary of the Company that provides a guarantee under the Credit Facility or incurs any Funded Indebtedness and (c) their respective successors and assigns.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Debt,
(b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate the terms of the Indenture described under the caption "--Certain Covenants--Transactions with Affiliates," and (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (A) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (B) no Default or Event of Default would be in existence following such designation.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person to the extent (a) all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned directly or indirectly by such Person or
(b) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that such Person, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Restricted Subsidiary.

                                LEGAL MATTERS

      The validity of the Notes will be passed upon by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., New Orleans, Louisiana.

                                   EXPERTS

      The Company's consolidated financial statements as of December 31, 1996 and 1995 and for the three years ended December 31, 1996, and related financial statement schedule incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus forms a part, have been audited by Coopers & Lybrand, L.L.P., independent accountants, as indicated in their report with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Saevik Supply as of December 31, 1996 and for the year ended December 31, 1996 incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus forms a part, have been audited by KPMG as Gerd Leira, independent accountants, as indicated in their report with respect thereto, and have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

      The statements of assets acquired and liabilities assumed and revenue less direct operating expenses of the Viking Vessels (as defined therein) for the years ended December 31, 1994, 1995 and 1996 incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus forms a part, have been audited by Deloitte & Touche as Roar Skuland, independent accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.


                                    - 6 -







       No dealer, salesman or other               $100,000,000
individual has been authorized  to
give  any  information  or to make                TRICO MARINE
any  representations  not  in,  or               SERVICES, INC.
incorporated  in, this Prospectus,
in  connection with  the  Exchange          Offer for All Outstanding
Offer  covered by this Prospectus.    8 1/2% Senior Notes Due 2005, Series C
If given or made, such information              in Exchange for
or  representations  must  not  be    8 1/2% Senior Notes Due 2005, Series D
relied   upon   as   having   been
authorized  by  the Company.  This
Prospectus does not  constitute an
offer  to  sell, or a solicitation
of an offer  to  buy, any security
other than the New  Notes  offered
hereby, nor does it constitute  an
offer to sell or a solicitation of
an  offer  to  buy  any of the New                 PROSPECTUS
Notes  to anyone or by  anyone  in
any jurisdiction  where, or to any
person  to  whom,  it   would   be
unlawful  to make such an offer or
solicitation.      Neither     the
delivery  of  this  Prospectus nor
any  sale  made  hereunder  shall,
under any circumstances, create an
implication  that  there  has  not              _________ , 1998
been  a change in the  information
set forth  in  this  Prospectus or
incorporated  by reference  herein
or in the affairs  of  the Company
since the date hereof.
         _______________

        TABLE OF CONTENTS
                              Page

Available Information            i
Incorporation of Certain Documents
   by Reference                  i
Summary                          1
Risk Factors                     7
The Acquisition                 13
Use of Proceeds                 13
Capitalization                  14
Selected   Consolidated  Financial
and
   Operating Data               15
Exchange Offer                  17
Description of the Notes        24
Legal Matters                   48
Experts                         48



                                    - 7 -



                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Registrant's bylaws provide for the indemnification of directors and officers against expenses and liabilities incurred in connection with defending actions brought against them for negligence or misconduct in their official capacities. The Registrant also has indemnity agreements with each of its directors that provide for indemnification of such directors. The Registrant has purchased insurance permitted by the Delaware General Corporation Law on behalf of directors and officers, which may cover liabilities under the Securities Act.

Item 21.    Exhibits and Financial Statement Schedules.

      The following is a list of all exhibits filed as part of this Registration Statement.
Exhibit
Number                        Description of Exhibits
5 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. as to the legality of the Notes.
12         Statement regarding Ratio of Earnings to Fixed Charges.
23.1       Consent of Coopers & Lybrand, L.L.P.
23.2       Consent of KPMG as Gerd Leira.
23.3       Consent of Deloitte & Touche as Roar Skuland.
23.4 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).
24.1       Power of Attorney (included in Signature Page to the Registration
           Statement).
           Statement   of   Eligibility  of  Texas  Commerce  Bank  National
25.1       Association.
           Form of Letter of Transmittal.
99.1
           Form of Notice of Guaranteed Delivery.
99.2

Item 22.   Undertakings.

      The Registrant hereby undertakes the following:

      (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under
Item 20 or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the registrants of expenses incurred or paid by a director, officer, or controlling person of such registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated document by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                                     II-1



                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on January _____, 1998.

                                         TRICO MARINE SERVICES, INC.


                                         By:
                                                   Thomas E. Fairley,
                                         President and Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas E. Fairley, Ronald O. Palmer or Victor M. Perez, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                      Date

Thomas E. Fairley         Director, President and     January _____, 1998
                          Chief Executive Officer

Ronald O. Palmer          Chairman of the Board       January _____, 1998

Victor M. Perez           Vice President, Chief       January _____, 1998
                          Financial Officer and
                          Treasurer (Principal
                          Financial Officer)

Kenneth W. Bourgeois      Vice President and          January _____, 1998
                          Controller (Principal
                          Accounting Officer)

Benjamin F. Bailar        Director                    January _____, 1998

H. K. Acord               Director                    January _____, 1998

Garth H. Greimann         Director                    January _____, 1998

Edward C. Hutcheson, Jr.  Director                    January _____, 1998


                                     S-1



                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on January 9, 1998.

                                         TRICO MARINE SERVICES, INC.


                                         By:  /s/   Thomas E.Fairley
                                                    Thomas E.Fairley,
                                          President and Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas E. Fairley, Ronald O. Palmer or Victor M. Perez, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                      Date

/s/ Thomas E. Fairley     Director, President and     January 9, 1998
Thomas E. Fairley         Chief Executive Officer
/s/ Ronald O. Palmer      Chairman of the Board       January 9, 1998
Ronald O. Palmer
/s/ Victor M. Perez       Vice President, Chief       January 9, 1998
Victor M. Perez           Financial Officer and
                          Treasurer (Principal
                          Financial Officer)
                          Vice President and          January 9, 1998
Kenneth W. Bourgeois      Controller (Principal
                          Accounting Officer)
                          Director                    January 9, 1998
Benjamin F. Bailar
/s/ H. K. Acord           Director                    January 9, 1998
H. K. Acord
/s/ Garth H. Greimann     Director                    January 9, 1998
Garth H. Greimann
/s/ Edward C. Hutcheson,  Director                    January 9, 1998
Jr.
Edward C. Hutcheson, Jr.

                                     S-1



                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on January _____, 1998.

                                         TRICO MARINE ASSETS, INC.


                                         By:
                                                    Thomas E.Fairley,
                                          President and Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas E. Fairley, Ronald O. Palmer or Victor M. Perez, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                      Date

                          President and Chief         January _____, 1998
Thomas E. Fairley         Executive Officer
                          Director and Executive      January _____, 1998
Ronald O. Palmer          Vice President
                          Vice President, Chief       January _____, 1998
Victor M. Perez           Financial Officer and
                          Treasurer (Principal
                          Financial Officer)
                          Vice President and          January _____, 1998
Kenneth W. Bourgeois      Controller (Principal
                          Accounting Officer)


                                     S-1



                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on January 9, 1998.

                                          TRICO MARINE ASSETS, INC.


                                         By:  /s/   Thomas E. Fairley
                                                    Thomas E. Fairley,
                                          President and Chief Executive Officer


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas E. Fairley, Ronald O. Palmer or Victor M. Perez, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                      Date

/s/ Thomas E. Fairley     President and Chief         January 9, 1998
Thomas E. Fairley         Executive Officer
/s/ Ronald O. Palmer      Director and Executive      January 9, 1998
Ronald O. Palmer          Vice President
/s/ Victor M. Perez       Vice President, Chief       January 9, 1998
Victor M. Perez           Financial Officer and
                          Treasurer (Principal
                          Financial Officer)
/s/ Kenneth W. Bourgeois  Vice President and          January 9, 1998
Kenneth W. Bourgeois      Controller (Principal
                          Accounting Officer)

                                     S-1



                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on January _____, 1998.

                                         TRICO MARINE OPERATORS, INC.


                                         By:
                                                    Thomas E. Fairley,
                                          President and Chief Executive Officer


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas E. Fairley, Ronald O. Palmer or Victor M. Perez, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                      Date

                          Director, President and     January _____, 1998
Thomas E. Fairley         Chief Executive Officer
                          Executive Vice President    January _____, 1998
Ronald O. Palmer
                          Vice President, Chief       January _____, 1998
Victor M. Perez           Financial Officer and
                          Treasurer (Principal
                          Financial Officer)
                          Vice President and          January _____, 1998
Kenneth W. Bourgeois      Controller (Principal
                          Accounting Officer)

                                     S-1



                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on January 9, 1998.

                                          TRICO MARINE OPERATORS, INC.


                                          By:      /s/ Thomas E. Fairley
                                                     Thomas E. Fairley,
                                           President   and   Chief   Executive
                                                          Officer


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas E. Fairley, Ronald O. Palmer or Victor M. Perez, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                      Date

/s/ Thomas E. Fairley     Director, President and     January 9, 1998
Thomas E. Fairley         Chief Executive Officer
/s/ Ronald O. Palmer      Executive Vice President    January 9, 1998
Ronald O. Palmer
/s/ Victor M. Perez       Vice President, Chief       January 9, 1998
Victor M. Perez           Financial Officer and
                          Treasurer (Principal
                          Financial Officer)
                          Vice President and          January 9, 1998
Kenneth W. Bourgeois      Controller (Principal
                          Accounting Officer)

                                     S-1